UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2018

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Equity Financing Agreements

On March 30, 2018, STRATA Skin Sciences, Inc. (the "Company") entered into securities purchase agreements and subscription agreements pursuant to which the Company will issue 15,740,740 shares of the Company's common stock to a group of investors led by Accelmed Growth Partners L.P. ("Accelmed") for gross proceeds of $17.0 million at a per share price of $1.08.  The following is a description of the securities purchase agreements.

Accelmed Stock Purchase Agreement
On March 30, 2018, the Company entered into a stock purchase agreement (the "Accelmed SPA") with Accelmed, pursuant to which Accelmed has agreed to invest $13.0 million to purchase upon closing 12,037,037 shares of the Company's common stock at a price per share of $1.08. The Company may incur additional expenses, or Acclemed may receive additional shares in the event of certain contingencies. The Company is required to reimburse Accelmed for its legal, consulting, due diligence and certain costs related to the proposed transaction, including the reasonable legal fees, disbursements and related charges of Accelmed's counsel in an aggregate amount not to exceed $400 thousand (or up to $500 thousand in the event of certain contingencies, and subject to no cap in the event the Company's stockholders do not approve the transaction) at the earliest of (i) the closing, or (ii) the termination of Accelmed SPA for any reason other than by reason of a breach of the Accelmed SPA by Accelmed. The Company may also be obligated to pay a breakup fee of $600 thousand in the event the Company's board of directors makes a recommendation against the approval of the transaction. The Accelmed SPA also requires that the Company indemnify Accelmed for certain items as defined in Accelmed SPA.

Upon closing under the Accelmed SPA, Accelmed will control a majority of the outstanding shares of the Company's common stock. Accelmed will hold (a) approximately 58% of the issued and outstanding voting stock of the Company, assuming each of Broadfin Capital ("Broadfin") and Sabby Management ("Sabby") owns up to 9.99% of the Company's common stock consistent with their "blockers," and (b) approximately 36% of the Company's issued and outstanding capital stock, assuming the conversion of all outstanding shares of Series C Preferred Stock regardless, but not including outstanding stock options and warrants.

Broadfin and Sabby Stock Purchase Agreements

In connection with the proposed Accelmed investment, the Company entered into two separate stock purchase agreements on March 30, 2018, each for $1.0 million with two current stockholders, Broadfin Healthcare Master Fund ("Broadfin") and Sabby Healthcare Master Fund and Sabby Volatility Warrant Master Fund ("Sabby"). Upon closing of these transactions with the closing under the Accelmed SPA, each of Sabby and Broadfin will receive 925,926 shares of the Company's common stock at a price per share of $1.08.

In further consideration of entering into their respective stock purchase agreements, Sabby and Broadfin have each entered into separate agreements restricting their abilities to sell their holdings (the "Leak-Out Agreements"). Under the terms of each of the respective Leak-Out Agreements, the stockholder has agreed that for a period of three years from the later of (a) the date that the approval by the shareholders of the transactions are deemed effective and (b) the closing of the transactions contemplated pursuant to the SPA, the stockholder shall not sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) any shares of Common Stock of the Company held by the Stockholder on the date hereof or issuable to the Stockholder upon conversion of shares of the Company's Preferred Stock held by the Stockholder on the date hereof, (a) if prior to April 1, 2019, at a price per Company Share less than $1.296, subject to adjustment for reverse and forward stock splits and the like, or (b) thereafter, at a price per share reflecting less than the price set forth on the schedule in the Leak-Out Agreements subject to adjustment for reverse and forward stock splits and the like, unless, (1) in the case of either clauses (a) or (b), otherwise approved by the Company's Board of Directors, (2) in the case of either clause (b), under a shelf prospectus or such other controlled offering as may be agreed to by the Principal Stockholders (as defined in the Stock Purchase Agreement) or (3) in the case of either clauses (a) or (b), in a sale pursuant to which any other stockholder(s) of the Company are offered the same terms of sale, including in a merger, consolidation, transfer or conversion involving the Company or any of its subsidiaries.

Subscription Agreements
The Company also entered into two separate subscription agreements in connection with the Accelmed investment: (i) a subscription agreement with Gohan Investments, Ltd. for $1.0 million to purchase 925,926 shares of our common stock at $1.08 per share; and (ii) a subscription agreement with Dr. Dolev Rafaeli for $1.0 million to purchase 925,926 shares of our common stock at $1.08 per share upon closing under the Accelmed SPA.

Other
The transaction is subject to shareholder approval. Sabby and Broadfin have entered into a Voting Undertaking with the Company. The Voting Undertaking obligates Broadfin and Sabby to vote all their voting shares in the Company at the special meeting to approve the proposed transactions, and to increase their respective beneficial interest up to 9.99% of the outstanding shares of Common Stock as needed for a quorum at the meeting.
The Company intends to schedule a special meeting of the stockholders as soon as practical and within the time limits set forth in the Accelmed SPA.

The foregoing descriptions of the Accelmed SPA, the Broadfin and Sabby SPAs, the Leak-Out Agreements and the Subscription Agreements are subject to, and qualified in their entirety by, such documents attached hereto as exhibits to this Form 8-K, respectively, which are incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Accelmed SPA, on April 10, 2018, Dr. Dolev Rafaeli will become Interim Chief Executive Officer and Frank J McCaney, the Company's current CEO, will become Interim Chief Financial Officer on a part-time basis. Also, effective after the closing of the investment at least five of the current board members will resign and the Company's CEO will be a Board member. Accelmed shall have the right to fill all the remaining vacancies effective as of the Closing. The Company has initiated a search process for hiring a full-time chief financial officer.

On March 30, 2018, the Company executed an employment agreement for Dr. Rafaeli.  The term of the employment agreement commences on April 10, 2018 until the third anniversary of the closing under the Accelmed SPA, which term is automatically renewed for one year unless either party provides 60 days' notice prior to the then current term; provided, however, that the employment agreement and Dr. Rafaeli's employment with the Company will terminate upon the termination of the Accelmed SPA prior to closing thereunder for any reason.

Dr. Rafaeli's base salary is $400 thousand per year, and he is entitled to bonus compensation based upon the achievement of earnings targets. Dr. Rafaeli was awarded stock options under the Company's 2016 Omnibus Incentive Plan equal to 7.5% of the Company's equity on a fully diluted basis as of immediately following the closing, taking into account the options granted, to be awarded as follows: (i) stock options exercisable for 1,557,628 shares of the Company's common stock were granted on March 30, 2018 at an exercise price of $1.12; and (ii) the balance of the stock options will be awarded upon approval by the Company's stockholders of the SPA and the transactions contemplated thereby (including the award of this balance of stock options) at the special meeting of stockholders, at the closing trading price of the Company's shares of common stock on Nasdaq on the day of the special meeting. The shares of common stock purchasable upon exercise of the stock options are subject to certain transferability restrictions under the employment agreement. The employment agreement also contains provisions for fringe benefits, reimbursement of expenses, nomination for election to the Board, indemnification, vacation, confidentiality, assignment of certain inventions and other intellectual property, covenant not to compete and payments upon termination, depending upon the type of termination.

The foregoing description of the employment is subject to, and qualified in their entirety by, such document attached hereto as exhibits to this Form 8-K, which is incorporated herein by reference.

Item 8.01.  Other Events.

On April 2, 2018, the Company issued a press release regarding the financial agreements, which the Company is filing as an exhibit to this Form 8-K current report.

Additional Information and Where to Find It

This Form 8-K may be deemed solicitation material in respect of the proposed issuance of the shares of common stock of STRATA in the financing, which is subject to stockholder approval.  STRATA intends to file with the Securities and Exchange Commission (the "SEC") and mail to its stockholders a definitive proxy statement in connection with the proposed transaction. This press release does not constitute a solicitation of any vote or approval. STRATA'S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STRATA AND THE PROPOSED TRANSACTION.  Investors and stockholders may obtain a free copy of the proxy statement and other documents filed with the SEC, when they become available, from the SEC's website at www.sec.gov or by accessing STRATA's website at www.strataskinsciences.com.

Certain Information Concerning Participants

STRATA, its directors, executive officers and certain other members of management and employees of STRATA may be deemed to be participants in the solicitation of proxies from STRATA's stockholders with respect to the proposed exchange transaction. Information about such persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders of STRATA in connection with the proposed transaction, and any interest they may have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC, which may be obtained as indicated above. Investors and stockholders can find additional information about STRATA's directors and executive officers in STRATA's annual report on Form 10-K, which STRATA filed with the SEC on April 2, 2018.

Item 9.01.          Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No          Exhibit Description
10.1	Securities Purchase Agreement dated as of March 30, 2018 between the Company and Accelmed

10.2	Securities Purchase Agreement dated as of March 30, 2018 between the Company and Broadfin

10.3	Securities Purchase Agreement dated as of March 30, 2018 between the Company and Sabby

10.4	Form of Registration Rights Agreement

10.5	Form of Leak-Out Agreement

10.6	Form of Voting Undertaking

10.7	Form of Subscription Agreement

10.8	Employment Agreement dated March 30, 2018 between the Company and Dr. Dolev Rafaeli

99.1                         Press Release dated April 2, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRATA SKIN SCIENCES, INC.

By:	/s/ Frank J. McCaney
Frank J. McCaney
President and Chief Executive Officer

Date April 2, 2018